Exhibit 5.0
Opinion of David S. Klarman, Esq.

                              Klarman & Associates
                                Attorneys at Law
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200
                                    --------
                                    Facsimile
                                 (925) 830-8821
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
David S. Klarman*                                                                                     14 East 60th Street, Suite 402
   -------                                                                                            New York, New York 10022
Marie Elena Cocchiaro**                                                                               (212) 750-7500 (phone)
*Licensed also in NY                                                                                  (212) 688-1797 (fax)
**Licensed in NY, NJ, PA, and MD only

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                                                                 August 27, 1998

Securities and Exchange Commission
Washington DC 20549

                  Re:               Hollywood Productions, Inc.
                                    Registration Statement on Form S-3
                                    File No. 333-

Ladies and Gentlemen:

     As counsel to Hollywood Productions, Inc. (the "Registrant") with respect to the above Registration Statement on Form S-3 relating to the registration of up to an aggregate 2,686,944 warrants to be distributed to the shareholders of record on May 8, 1998, and 2,686,944 shares of Common Stock underlying the warrants. I have examined the Certificate of Incorporation and By-Laws of the Registrant, as amended through the date hereof, and such other materials as I deemed pertinent. It is my opinion that:

     The 2,686,944 warrants have been duly issued, and are fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to said Registration Statement on Form S-3, and further consent to the use of my name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                               Very truly yours,


                                                            \s\ David S. Klarman
                                                          David S. Klarman, Esq.